Exhibit 99.1

Tellurian Announces Withdrawal of Public Offering of Common Stock

HOUSTON, Texas – (Marketwired May 18, 2017) -- Tellurian Inc. (Tellurian or the Company) (NASDAQ: TELL) today announced that due to adverse market conditions, it has withdrawn its proposed public offering of 10,000,000 shares of its common stock.

“Due to the current market environment and in the interest of achieving the best value for our stockholders, we have decided to withdraw our recently announced public offering of common stock,” said Meg Gentle, CEO of Tellurian.

About Tellurian Inc.

Tellurian plans to build a natural gas business that includes development of Driftwood LNG, an approximately 26-mtpa LNG export facility, and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the ticker symbol “TELL.”

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Tellurian urges you to carefully review and consider the cautionary statements made in this press release, the “Risk Factors” section of Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2017, and other filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. Tellurian undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:

MEDIA: Joi Lecznar/SVP Public Affairs and Communication

Phone +1.832.962.4044 / joi.lecznar@tellurianinc.com

INVESTORS: Amit Marwaha/Director, Investor Relations

Phone +1.832.485.2004 / amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com	1